Exhibit (p)(6)

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

CODE OF ETHICS

July 9, 2014

Table of Contents

1.

General Principles

3.

Administration and Interpretation of this Code

2.

Who is Covered by this Code of Ethics

4.

Restrictions on Disclosure of Non-Public Information

5.

Compliance with Laws and Regulations

6.

Additional Fiduciary Obligations

7.

Gifts

8.     Outside Business Activities

9.

Personal Securities Trading by Access Persons

10.

Annual Acknowledgement

11.

Duty to Report Violations

12.

Accountability for Violations of this Code

13.

Record Keeping

14.

Review by Board of Directors of Arrowstreet

15.

Reports to Mutual Funds Boards

16.

Confidentiality

______________________________

Appendices

Appendix A

Disclosure of Outside Business Activities

Appendix B

Code of Ethics and Insider Trading Annual Acknowledgement

Appendix C

Pre Clearance Form(s)

Appendix D

Initial Report of Securities Holdings

Appendix E

Arrowstreet Capital Australia Pty. Ltd.

Appendix F

Arrowstreet Capital Europe Limited

Appendix G

Arrowstreet Capital Ireland Limited

Appendix H

Arrowstreet Multi-Strategy Umbrella plc

Appendix I

Arrowstreet US Group Trust

Appendix J

Arrowstreet Capital Global Equity Long/Short Fund Limited and Arrowstreet Capital Global Equity Long/Short Fund (Feeder) Limited

Appendix K

Selected Service Providers

-i-

Arrowstreet Capital, Limited Partnership

Code of Ethics

1.

General Principles

Arrowstreet Capital, Limited Partnership’s (“Arrowstreet”) position as a fiduciary to its clients imposes fundamental standards of conduct on Arrowstreet and its directors and personnel, and each must at all times act in good faith in accordance with the law and place client interests first, avoiding actual and apparent conflicts of interest between personal and client matters.  Arrowstreet seeks to foster a reputation of integrity and professionalism.  The confidence and trust placed in Arrowstreet by clients must be valued and protected by Arrowstreet and each of its directors and personnel.  This Code of Ethics (the “Code”) establishes requirements for personal activities and the protection of client information that are intended to ensure compliance with these standards.

In addition, the Investment Advisers Act, the Investment Company Act, Securities and Exchange Commission’s (“SEC”) Rule 17j-1, and other SEC rules impose requirements intended to prevent Arrowstreet personnel from taking unfair advantage of clients and other market participants.  This Code incorporates these legal requirements, so that any violation of these rules would also result in the violation of the Code.

2.

Administration and Interpretation of this Code

The Code is administered by Arrowstreet’s Compliance Team.  The Chief Compliance Officer (“CCO”) is responsible for providing pre-clearance for personal securities transactions, providing other approvals and interpretations under this Code, and obtaining acknowledgments of compliance with this Code.  At his/her discretion, the CCO may delegate responsibility of administering aspects of the Code to a member of the Compliance Team (the “Compliance Officer”), or to the Chief Executive Officer.

Any provision of this Code that is not required by law may be waived by the CCO if such waiver is consistent with the intent of this Code.

Because a written code cannot answer all questions raised in the context of business relationships, each Covered Person (as defined below) must take responsibility for recognizing and responding appropriately to specific situations as they arise.  If a person has any question about the requirements of this Code or the appropriateness of a relationship or action, they should consult the CCO or the Compliance Officer.

Each provision of this Code may be qualified and/or supplemented, as applicable, by the information set forth in the appendices hereto with respect to certain affiliated and non-affiliated entities of Arrowstreet.

Effective July 1, 2014, Arrowstreet will be using a third party vendor, Compliance Science, to assist with the administration of the Code. Certain certifications, monitoring of personal trading activity and other aspects of the Code will be administered through the Compliance Science website. The employee website for Compliance Science is https://secure.complysci.com/default.asp.

3.

Who is Covered by this Code of Ethics?

This Code generally applies to:

(i) all directors, employees and owners of Arrowstreet and its affiliates (to the extent this Code does not conflict with any such affiliate’s existing compliance program);

(ii) any other person that provides investment advice on behalf of Arrowstreet and is subject to Arrowstreet’s supervision and control; and

(iii) Designated Consultants (collectively, the “Covered Persons” and each, a “Covered Person”).

A “Designated Consultant” refers to any individual consultant engaged by Arrowstreet (or an affiliate of Arrowstreet) subject to this Code by determination of the Compliance Officer. In making such determination, the Compliance Officer shall take into consideration the relevant facts and circumstances of the particular consulting engagement, including (i) the duration of consulting services and term of consulting contract, (ii) the services actually performed by consultant, (iii) consultant’s continued access to proprietary, confidential or sensitive information and data of Arrowstreet and its affiliates (collectively, the “firm”) and its clients, including trade data, (iv) the terms of any other agreements between the firm and the consultant, and (v) consultant’s continued access to the firm’s trading systems. For purposes of this Code, “affiliate” of Arrowstreet means any direct or indirect parent company of Arrowstreet and any direct or indirect subsidiary of Arrowstreet or any such parent company; the affiliates of Arrowstreet as of the date of this Code are:

•

Arrowstreet Capital GP LLC;

•

Arrowstreet Capital Holding LLC;

•

Arrowstreet Capital Australia Pty. Ltd.;

•

Arrowstreet Capital Europe Limited;

•

Arrowstreet Capital Ireland Limited; and

•

Arrowstreet Capital Global Equity Long/Short Fund Limited

•

Arrowstreet Capital Global Equity Long/Short Fund (Feeder) Limited.

Section 9, entitled “Personal Securities Trading by Access Persons” applies only to Access Persons. Access Persons are Covered Persons that, in connection with his or her regular functions or duties, makes, participates in, or has access to information regarding the purchase or sale of securities by clients (including Arrowstreet Private Funds), investment recommendations, or the portfolio holdings of clients, except that unless otherwise expressly provided herein or determined by the Compliance Officer, a non-executive director of Arrowstreet or any affiliate shall not be deemed to be an Access Person by virtue of such person's status as a director, and an owner of any parent or affiliate entity of Arrowstreet shall not be deemed to be an Access Person solely by virtue of such person's status as an owner.

The Compliance Officer will notify those who are considered Access Persons (and, if applicable, for what period they are considered Access Persons). Generally a non-executive director (i.e. otherwise non-Access Person) of Arrowstreet or any affiliate does not meet the definition of Access Person as set forth above, except where such non-executive director in fact requests, obtains or possesses information regarding the purchase or sale of securities by clients (including Arrowstreet Private Funds), investment recommendations, or the portfolio holdings of clients, then such person shall notify the Compliance Officer and shall be treated as an Access person for such period as the Compliance Officer determines (not shorter than the end of the quarter in which such information is first obtained or possessed by such non-executive director).

The restrictions on insider trading, conflicts of interest and the receipt of Gifts (as defined in Section 7) or other improper benefits also apply to family members, dependents and affiliated persons of Access Persons, and each Access Person is responsible for their conduct.

4.

Restrictions on Disclosure of Non-Public Information

1.1

Within Arrowstreet

Information about securities recommendations for clients should not be shared with outside parties unless such information is sufficiently stale or expressly authorized by the client.

Arrowstreet does not expect that any non-executive director of Arrowstreet or any affiliate (whether an owner of a parent entity of Arrowstreet or not) will have access to non-public information about clients’ transactions, portfolio holdings or Arrowstreet’s recommendations in the course of their duties.  Covered Persons must not disclose any non-public information of any sort relating to clients’ transactions, portfolio holdings or Arrowstreet’s recommendations to any such non-executive director or non-Access Person without the express prior written approval of the CCO.

1.2

Outside Arrowstreet

Covered Persons must not disclose any non-public information of any sort relating to Arrowstreet or its clients, or the securities transactions or holdings of any of them, to any person outside Arrowstreet other than to service providers who need such information to perform their responsibilities or unless such disclosure is properly authorized by a responsible Arrowstreet officer.  Disclosure of nonpublic information about portfolio companies and other issuers may also be restricted as described in the section on “Insider Trading” below.

5.

Compliance with Laws and Regulations

5.1

General

Every Covered Person must comply with, and must endeavor to ensure that Arrowstreet complies with, all applicable laws and regulations.  These may include, among others:

(a)

The Investment Advisers Act (relating to the overall investment advisory business);

(b)

The Investment Company Act (relating to advisory services provided to registered mutual funds);

(c)

The Securities Act (relating to the offering of interests in managed funds);

(d)

The Securities Exchange Act and the Sarbanes-Oxley Act (relating to public companies and their investors, including insider trading prohibitions and reporting requirements);

(e)

The Gramm-Leach-Bliley Act (relating to privacy of client information) and Dodd-Frank REG S-ID;

(f)

The Bank Secrecy Act (relating to money laundering and transactions in currency);

(g)

The Foreign Corrupt Practices Act (relating to making payments to foreign officials);

(h)

The Commodity Futures Exchange Commission’s rules and regulations and membership requirements as set forth by the National Futures Association; and

(i)

Securities laws and regulations of states and foreign jurisdictions in which Arrowstreet clients are located or which are otherwise applicable to Arrowstreet and/or its affiliates.

Every Covered Person is expected to use good judgment and common sense in seeking to comply and to ask for advice when uncertain about what is required.

5.2

Insider Trading

It is against the law and Arrowstreet policy for any Covered Person to trade any security, either for a personal account or on behalf of a client or others, (i) while aware of material, non-public (“inside”) information relating to the security or the issuer and (ii) in breach of a duty of trust or confidence owed directly or indirectly to the issuer of that security or its shareholders or to any other person who is the source of the inside information.  It may also be illegal, and it is a violation of Arrowstreet policy, to communicate inside information to someone else in breach of a duty of trust or confidence (known as “tipping”).

5.2.1

Concepts

Material Information

Material information is information that a reasonable investor would consider important in making his or her investment decision about an issuer or a security.  Generally, this is information the disclosure of which will have an effect on the price of the securities.  Examples of material information include revisions to previously published earnings estimates, merger or other significant transaction proposals, significant new products or technological discoveries, litigation, extraordinary turnover in management, impending financial or liquidity problems, and significant orders to buy or sell securities.  Pre-publication information regarding reports in the financial press may be material.  Other types of information may also be material and as such no complete list can be given.

Non-Public Information

Information is “non-public” or “inside information” until it has been made available to investors generally, e.g. the wire services or other media, or an SEC filing, and the market has had time to digest it.  The amount of time required depends on the amount of attention paid to the issuer in the markets, varying from a couple of hours for the largest companies to several days in the case of thinly traded issues.

A “Duty of Trust or Confidence”

In addition to the sort of “insider” relationships – such as acting as a director of or adviser to an issuer – that impose this obligation, a "duty of trust or confidence" also exists in other circumstances such as the following:

•

Whenever a person agrees to maintain information in confidence;

•

Whenever one enters into a relationship the nature of which implies a duty to maintain the information in confidence; and

•

Whenever the person communicating the inside information and the person to whom it is communicated have a practice of sharing confidences, such that the recipient of the information knows or reasonably should know that the person communicating the inside information expects that the recipient will maintain its confidentiality.  This may apply to family relationships as well as business relationships.

Ordinary research contacts by Covered Persons not involving the factors described above or other special circumstances should not result in a duty of trust or confidence.  However, difficult legal issues may arise when, in the course of these contacts, Covered Persons become aware of material, nonpublic information.  This could happen, for example, if an issuer’s chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  In any case where you believe you have learned material inside information, you should consult the Compliance Officer about your obligations.

a.1.2

Tender Offers

Information about a pending tender offer raises particular concerns, in part because such activity often produces extraordinary movements in the target company’s securities and in part because an SEC rule expressly prohibits trading and “tipping” while in possession of material, nonpublic information regarding a tender offer.

a.0.3

Penalties

Insider trading or improperly communicating inside information to others may result in severe penalties, including large personal fines and/or imprisonment.  In addition, such actions may expose Arrowstreet to fines as well as serious legal and regulatory sanctions.  Arrowstreet views seriously any violation of these prohibitions and would consider it grounds for disciplinary action, including termination of employment.

a.0.4

Judgments and Concerns about Inside Information

Judgments in this area tend to be made with hindsight.  It is particularly unwise to make them on your own, without the input of a disinterested person.  Anyone who is unsure whether the insider trading prohibitions apply to a particular situation should:

•

Report the circumstances immediately to the CCO or the Compliance Officer;

•

Refrain from any trading activity in the respective security on behalf of clients or personally; and

•

Not communicate the inside information to anyone inside or outside of Arrowstreet with the exception of the Compliance Officer and the CCO.

5.3

Market Manipulation

It is essential that no Covered Persons engage in any activity the purpose of which is to interfere with the integrity of the marketplace.  Among other things, intentionally manipulating the market is a violation of law and of the firm’s policies and standards of conduct.  The term “manipulation” generally refers to any intentional or deliberate act or practice in the marketplace that is intended to mislead investors in a security by artificially controlling or affecting the price of such security in the marketplace.  For example, manipulation may involve efforts to stimulate artificially the public demand or to create the false appearance of actual trading activity.  Practices that may constitute manipulative acts include, but are not limited to:

•

front running (transacting for one’s own account while taking advantage of advance knowledge of a pending transaction);

•

spreading false rumors;

•

disseminating false information into the marketplace that could reasonably be expected to cause the price to increase or decrease;

•

matched orders (buying an instrument with a low turnover and subsequently placing contemporaneous buy and sell orders with the sole aim of conveying an appearance of renewed interest in the security); and

•

abusive squeezes (control of a large and dominating position in a market in order to deliberately increase the price).

The rules against market manipulation do not mean that merely trying to acquire or to dispose of an instrument for investment purposes and incidentally affecting the price is unlawful.  Covered Persons with any questions whether any transaction may constitute market manipulation should contact the CCO immediately.

6.

Additional Fiduciary Obligations

a.1

In General

As fiduciaries, Covered Persons must place client interests first, avoiding actual and apparent conflicts of interest between personal and client matters even if not expressly prohibited by law.  No Covered Person may:

•

Employ any device, scheme or artifice to defraud a client;

•

Make any untrue statement of material fact or material omission in communications to clients;

•

Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client; or

•

Engage in any manipulative practice with respect to a client.

The scope of these prohibitions is very broad.  It covers taking advantage of client transactions or information for the benefit of a personal or Arrowstreet proprietary account, including such practices as “scalping,” “front-running,” and (with respect to investment companies advised by Arrowstreet) “market timing.”  In addition, one may not take advantage, for the benefit of a personal or Arrowstreet proprietary account, of an investment opportunity that is presented because of client activity and, therefore, properly belongs to the client.

In addition, Arrowstreet and every Covered Person are prohibited from knowingly purchasing or selling a security or other asset from or to a client account for its, his or her own account.

Investment opportunities (including allocation of partially-filled block trades) must be allocated fairly between client accounts (including Arrowstreet Private Funds in which Arrowstreet and/or its affiliated entities or personnel may invest and for which Arrowstreet may receive fees).

When Arrowstreet serves as an investment adviser to an investment company, Arrowstreet and its personnel are bound by any restrictions contractually agreed between Arrowstreet and such investment company.

All Covered Persons are required to disclose in writing to the Compliance Officer any situation that creates an actual or apparent conflict between their interests and those of Arrowstreet or any of its clients.

a.1

Additional Responsibilities for Investment Personnel

Many of Arrowstreet’s investment and other professionals are members of the CFA Institute, and are Chartered Financial Analyst® (“CFA®”) charterholders (or candidates to be CFA charterholders).  As such, there are additional responsibilities incumbent upon such individuals to comply with the CFA Institute’s Code of Ethics.

The following rules and responsibilities apply to Arrowstreet Covered Persons who are CFA charterholders, candidates to be CFA charterholders and all other research and investment personnel:

6.2.1

Suitability

Arrowstreet has a general fiduciary obligation to ensure that the investment advice or management it provides is suitable for a particular client. When accepting a new client, a reasonable inquiry must be made into the client’s investment experience, risk and return objectives, and financial constraints.  These issues must also be reassessed regularly.

All investment personnel must ensure that each investment decision adheres to the client’s written objectives, mandates, strategies, and constraints.

a.1.2

Performance Presentation

When communicating investment performance information, investment personnel must make reasonable efforts to ensure that it is fair, accurate and complete.

6.2.3

Investment Analysis

Investment personnel must exercise diligence, independence and thoroughness in analyzing investments, making investment recommendations and taking investment actions.  They must also have a reasonable basis, supported by appropriate research, for any investment analysis, recommendation or action.

Investment personnel must communicate to clients and prospective clients the basic format and general principles of the investment processes used at Arrowstreet to analyze investments, select securities and construct portfolios, and must promptly disclose any changes that might materially affect those strategies. Investment personnel and marketing representatives should endeavor to provide as much transparency about the investment process and changes to that process as possible without compromising the need to maintain as proprietary many elements of the investment process.  When in doubt, senior members of Arrowstreet’s investment teams should be consulted before any information is divulged on an external basis.  It is also necessary to distinguish between fact and opinion in the presentation of investment analysis and recommendations.

Records to support investment analysis, recommendations, actions and other investment-related communications with clients and prospective clients must be maintained.

6.2.4

Disclosure of Referral Fees

It is Arrowstreet’s current policy not to pay referral fees or commissions to Arrowstreet personnel who solicit clients on behalf of the firm.

a.0.5

Responsibilities of Supervisors

Investment personnel must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the CFA Institute’s Code of Ethics.

6.2.6

Additional Responsibilities for CFA® Charterholders

CFA charterholders must not engage in any conduct that compromises the reputation or integrity of the CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

When referring to the CFA Institute, the CFA designation and the CFA program, members and candidates must not misrepresent or exaggerate the meaning or implications of membership in CFA Institute, holding the CFA designation, or candidacy in the CFA Program.

a.1

Additional Responsibilities for Investment Personnel who are National Futures Association members

Many of Arrowstreet’s investment and other professionals are members of the National Futures Association (“NFA”) as an Associated Person (“AP”).  As such, there are additional responsibilities incumbent upon such individuals to comply with NFA rules and regulations. For more information please refer to Arrowstreet’s CFTC/NFA Compliance Manual.

a.2

Board of Director Conflicts of Interest

6.4.1

Statement of Principles

The firm is guided by a set of general principles rooted in the firm’s position as a fiduciary to its clients, and through specific policies and procedures including the Arrowstreet Compliance and Procedures Manual and this Code.  These policies impose fundamental standards of conduct on all Covered Persons to act in good faith in accordance with applicable law, and to place client interests first, avoiding actual and perceived material conflicts of interest between personal or outside interests and firm/client interests.

Further to such principles and policies, it is critical that the firm both (1) identify the activities carried out by directors (and director candidates) which may give rise to a conflict of interest entailing a material risk of damage to the interests of the firm; and (2) follow the established objectives and procedures in order to manage any such conflicts.

6.4.2

Conflicts Evaluation

Understanding existing conflicts and assessing whether those conflicts can be overcome is crucial in determining whether such conflicts should prevent someone from serving on the board of directors of Arrowstreet or its affiliates.  In general when assessing possible conflict issues of a director or director candidate, the firm will consider whether such person:

•

is likely to make a financial gain, or avoid a financial loss, at the expense of the firm;

•

has a personal interest in the outcome of a service provided to the firm or a firm client that is not aligned with the firm’s or client’s interest;

•

performs similar activities for the firm and for another entity which is not the firm;

•

has a financial or other incentive to favor the interest of a third party over the interests of the firm or a client of the firm; and

•

receives or will receive any inducement (such as money, goods or services) in connection with services provided to the firm other than the agreed-upon director fees.

As part of the diligence process in considering director candidates and regularly assessing current directors, the Compliance Officer will provide the candidate or director with the applicable forms from this Code and related firm questionnaires requesting information about the individual’s outside business activities and other biographical information, it being understood that many candidates and directors will likely hold other positions in academia or in the financial services industry, as individuals holding such positions can often add tremendous value to furthering the firm’s strategic initiatives.  The completed forms will be assessed by the Compliance Team, each of which will review and consider all submitted information, in particular with respect to the following:

•

current or prior employment;

•

consulting relationships (including those with government regulators and self-regulatory organizations);

•

relationships with any person connected with the account of any client or potential client (for further information see Arrowstreet’s Political Activity Compliance Policy);

•

relationships with firm competitors or service providers of the firm and/or Arrowstreet Private Funds (Appendix K);

•

regulatory or disciplinary history;

•

other directorships, including directorships in public companies;

•

service for any foundation, charity or other institution;

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the nature and scope of any speaking engagements; and

•

any other relevant business activity.

Each such assessment will be documented accordingly and further discussed with the applicable board and/or the Chief Executive Officer, as necessary.

6.4.3

Managing Conflicts

In the event of any conflict of interest perceived as entailing a material risk of damage to the firm, arrangements will be made to prevent damage to the firm to the extent possible, including without limitation administering one or more of the following procedures:

•

requiring a director to recuse himself or herself from any board decision on the relevant subject matter;

•

providing a director with the option to cease the relevant activity or else resign from his or her position as a director;

•

preventing or controlling the exchange of information between directors engaged in activities involving a risk of a conflict of interest where such exchange may harm the interests of the firm;

•

preventing or limiting a person from exercising inappropriate influence over the way in which a director carries out activities on behalf of the firm; and

•

preventing or controlling the involvement of a director in activities where such involvement may impair the proper management of conflicts of interest.

Where Arrowstreet’s CCO determines that arrangements made by the firm for the management of conflicts of interest are not sufficient to ensure, with reasonable confidence, that the risk of material damage to a client or the firm will be prevented, Arrowstreet’s CCO will inform the board of directors of the relevant firm entity accordingly in order for such board to take any necessary action to ensure that the relevant firm entity acts in the best interests of the client and/or the firm.

On at least an annual basis, the Compliance Team will review director conflict of interest matters and revise them as necessary to ensure that they reflect current best practice and comply with applicable law and regulations.

6.4.4

Supplementary Information

Please see the following appendices for supplementary information applicable to certain affiliated and non-affiliated entities.

•

Appendix E – Arrowstreet Capital Australia Pty. Ltd.

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Appendix F – Arrowstreet Capital Europe Limited

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Appendix G – Arrowstreet Capital Ireland Limited

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Appendix H – Arrowstreet Multi-Strategy Umbrella plc

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Appendix I – Arrowstreet US Group Trust

•

Appendix J – Arrowstreet Capital Global Equity Long/Short Fund Limited and Arrowstreet Capital Global Long/Short Fund (Feeder) Limited

7.

Gifts

6.

6.1

Gift Policy

Accepting gifts is improper when it would compromise, or could be viewed reasonably as compromising, a person’s ability to make objective and fair business decisions that are in the best interests of Arrowstreet and its clients.  Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special advantage in a business relationship.  Accordingly, it is Arrowstreet’s policy that no Covered Person, while acting for or on behalf of Arrowstreet, its affiliates or its clients (or otherwise representing Arrowstreet or its affiliates), shall provide to, or seek or accept gifts, favors, preferential treatment or special arrangements from (collectively referred to as “Gifts”), any client or prospective client of Arrowstreet, or any broker, dealer, investment adviser, financial institution or other supplier of goods and services to Arrowstreet or its affiliates.  For greater clarity, acceptance of Gifts such as tickets for sporting events or concerts (including tickets for purchase at a discount, face value or otherwise), or acceptance of invitations to attend similar social gatherings from any client or prospective client of Arrowstreet, or any broker, dealer, investment adviser, financial institution or other supplier of goods and services to Arrowstreet is expressly prohibited.

Except as provided above, and unless apparently intended to influence the recipient’s judgment in an Arrowstreet matter, the following Gifts are not prohibited:

•

Receipt of Gifts of small value, usually in the nature of reminder advertising, such as pens, calendars etc which in the aggregate do not exceed $50 in value in any one calendar year for any individual employee;

•

Occasional participation in lunches and dinners conducted for business purposes (whether providing or receiving such meal) that is not so frequent, so costly or so expensive as to raise any questions of impropriety;

•

Attendance at educational seminars; and

•

Any other benefit approved in writing by the CCO, Chief Executive Officer, Executive Chairman or Chief Investment Officer.

Many state and local governments, as well as U.S. Department of Labor rules applicable to unions and certain regulations applicable to broker-dealers, restrict gratuities to, and entertainment of, representatives of governmental benefit plans.  The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low.  Accordingly, no Gift (including business meals) in any amount should be provided to representatives of governmental or union pension plans, or to brokers or broker-dealer firms, without the approval of the CCO.

It is recommended that all Covered Persons consult the CCO, Compliance Officer or Chief Executive Officer for approval prior to providing or accepting any Gifts that could be construed to violate this Section 7.

1.1

Gift Reporting

Every Covered Person is required to disclose the receipt and/or provision of any Gifts, other than those excluded above, in the Quarterly Gifts & Entertainment form (refer to applicable certification in Compliance Science https://secure.complysci.com/default.asp).

1.2

 Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) makes it unlawful for any U.S. company - as well as any of its officers, directors, employees, agents or stockholders acting on its behalf - to offer, pay, promise or authorize any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist the U.S. company in obtaining, retaining or directing business.  Violators are subject to severe civil and criminal penalties, up to and including imprisonment.  Other countries have similar laws.  It is Arrowstreet’s policy to strictly comply with the FCPA and all other applicable laws against bribery and other improper payments.

8.

Outside Business Activities

Every Covered Person must report promptly to the Compliance Officer in the Disclosure of Outside Business Activities form (Appendix A) any employment or business relationship outside the scope of their position with Arrowstreet for which compensation is received.  This includes part-time jobs and other activities if compensated.  Further, any activity involving investment advice or other securities-related functions, such as acting as a broker or finder, must be disclosed, whether or not compensated.

Such outside activities include but are not limited to the following:

•

Teaching;

•

Consulting;

•

Business association with any person not associated with Arrowstreet;

•

Service on the board of directors of any organization;

•

Professional practices; and

•

Presentations at seminars and conferences.

The Compliance Officer and senior management will review this disclosure for potential conflicts of interest and may approve, restrict or disapprove the activity in their discretion.  Compensation received by Covered Persons for certain types of outside business activities may be required to be paid to Arrowstreet.

Covered Persons other than any non-Access Persons are prohibited from serving as a director of a public company, it being understood that any non-Access Person director who is also a director of a public company shall recuse himself or herself from any firm board matter in which such director may be conflicted as a result of his or her duties as a director of such public company.

Arrowstreet requires that any Covered Persons of the firm consult with the Compliance Team prior to entering any new outside business activity with entities that may be deemed highly sensitive including certain select service providers to Arrowstreet Private Funds (see Appendix K).

9.

Personal Securities Trading by Access Persons

1.1

In General

Access Persons are required to obtain pre-clearance of transactions in “Securities” that they “Beneficially Own,” as described below.  They are also required to provide Arrowstreet with reports of such Securities transactions and holdings.

1.2

Definitions

The following definitions apply to this Section 9:

“Beneficial Ownership” means a direct or indirect pecuniary (financial) interest held by the Access Person.  Indirect interests include the pecuniary interest of any Member of the Family (defined below) of the Access Person, certain family trusts, family custodial accounts, entities controlled by the Access Person, portfolios from which the Access Person may receive a performance fee, and other circumstances in which the Access Person may profit, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, from transactions in the respective Securities, as defined further in SEC Rule 16a-1(a)(2).

“Member of the Family” of an Access Person includes (i) the Access Person’s spouse or domestic partner (unless s/he does not live in the same household as the Access Person and the Access Person does not contribute in any way to his or her support), (ii) the Access Person’s children under the age of 18 and any other child who lives in the same household or for whose support the Access Person contributes, and (iii) any of the following who live in the Access Person’s household: his or her stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

“Reportable Fund” means any registered investment company (i) for which Arrowstreet serves as an investment adviser or (ii) whose investment adviser or principal underwriter controls, is controlled by, or is under common control with Arrowstreet.  (The Compliance Officer will maintain a list of such funds.)

“Security” means any note, stock, exchange-traded fund (ETF), closed-end investment fund, security future, bond, debenture, investment contract, voting-trust certificate, certificate of deposit for a security, any put, call, straddle, option, or privilege on any security or on any group or index of securities, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument described in Section 2(a)(36) of the Investment Company Act or commonly known as a "security," except that “Security” does not include: (i) direct obligations of the Government of the United States, (ii) foreign currencies traded for exchange conversions and deliverable forward foreign currency contracts (e.g., converting US Dollars to a foreign currency for personal use or presently purchasing a currency for future delivery of a different currency) (iii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iv) money market fund shares, (v) shares issued by registered open-end investment companies that are not “Reportable Funds” and (vi) units of unit investment trusts that do not invest in Reportable Funds.

1.3

Pre-clearance Requirement

Except as provided in Section 9.3.1, each Access Person must obtain written pre-clearance from the CCO before any person effects any transaction in a Security of which the Access Person has (or as a result of which transaction s/he acquires) Beneficial Ownership.  In the CCO’s absence, an Access Person shall seek pre-clearance from the Compliance Officer or Chief Executive Officer of Arrowstreet.  For this purpose, “transaction” means any acquisition or disposition of Beneficial Ownership, which includes but is not necessarily limited to purchases, sales, pledges, and writing options with respect to the Security.  It should be noted, that pre-clearance for a transaction in a Security is rarely granted, except as described herein.

Automatically Ineligible

Potential investments in global public equities and derivative instruments that are likely to be traded on behalf of Arrowstreet client accounts, non-deliverable currency contracts and other transactions based on currencies (“purely speculative currency trading”), not expressly permitted elsewhere, (and except for trades approved for trading on Personal Trading Days as described below in Section 9.3.5) would be deemed automatically ineligible as they may conflict with or give the appearance of conflicting with client interests.

Likely Eligible

Access Persons wishing to invest in other types of Securities (except those instruments explicitly excluded from the definition of “Security” in Section 9.2 of the Code such as eligible registered open-end investment companies, US Government securities, foreign currencies traded for exchange conversions, deliverable forward currency contracts, CDs, etc.) and certain private funds (e.g. hedge funds, private equity funds, venture capital funds or other private pooled investment vehicles), that do not involve or relate to global equities or purely speculative currency trading, and are not likely to be traded on behalf of Arrowstreet client accounts, must obtain pre-clearance in accordance with Section 9.3.2  prior to making any such investment.

In reviewing these types of pre-clearance requests, Arrowstreet acknowledges that investments in certain other types of Securities (including many private funds) that are not likely to be traded on behalf of Arrowstreet client accounts, may not present the same potential conflicts of interest and other concerns that arise in transactions involving or relating to global public equities or purely speculative currency trading.

Potential investments in such other types of Securities (including private funds) require pre-clearance and will be subject to a full review of the proposed investment and a $1,000 “service charge” payable by the Access Person to the firm for undertaking any evaluation of a pre-clearance request.  No guarantee of approval of pre-clearance will be made and any requests should allow ample time to review.  The service charge will not apply to Securities already reviewed in the previous six months or with respect to pre-clearance requests to sell existing positions as described in Section 9.3.6.

Additional Considerations

In the future, the firm may expand its product set to include strategies that utilize a broader universe of instruments, and the firm’s policy regarding “eligibility” may be further reduced at that time.  It is envisaged that any existing investments in a Security including any formally approved private funds would be “grandfathered”, but would be subject to future trading restrictions.

The sale or other disposition of any Securities received from a private fund by an Access Person (e.g., a distribution of securities in lieu of cash to investors in connection with a fund portfolio company liquidity event) shall, for the avoidance of doubt, be subject to the pre-clearance policy described in the Code of Ethics.

Approved ETFs

The Compliance Team maintains a list of exchange traded funds (“Approved ETF List”) that, for the period in which such list is in effect, will not be traded in any account managed by Arrowstreet.  This Approved ETF List is typically updated on an annual basis.  An Access Person may seek pre-clearance from the CCO as described above, at least 10 business days prior to a calendar quarter end, if they wish to effect a transaction in a Security on such Approved ETF List.  The CCO will notify each individual of approval or denial in writing.  Approval will be valid solely for the period specified by the CCO, unless sooner revoked.

If an Access Person holds a short position in an Approved ETF, and such short position is subject to an involuntary corporate action or broker action that was not directed by the Access Person, then such transactions must be notified promptly to the CCO for review.  The CCO shall evaluate such circumstances on a case-by-case basis for compliance with the Code of Ethics.

Quarterly Pre-clearance Procedure for Long-Only Sales

An Access Person may seek pre-clearance approval from the CCO on a quarterly basis to sell long-only securities positions held by such Access Person.  Selling short or naked selling of derivative instruments such as puts, calls and options are not permitted under this quarterly pre-clearance procedure.

To obtain pre-clearance, a written request must be submitted to the CCO in accordance with Section 9.3.2 of the Code at least 10 business days prior to the first business day of a given quarter.  The CCO will review each pre-clearance request and notify the Access Person of approval or denial in writing prior to the first business day of the given quarter.  If pre-clearance is granted, the Access Person will be permitted to sell such pre-cleared securities positions on the 60th day of the quarter for which pre-clearance was granted (if the 60th day is not a business day it will be the next business day thereafter, or a mutually agreed date shortly thereafter if the access person is explicitly restricted from selling during that timeframe for regulatory reasons).

Pre-clearance, if any, will be valid solely for the trading day specified in the pre-clearance approval notice, and the Access Person must sell all of the securities in the exact share amounts requested included in the pre-clearance approval notice.  If an Access Person sells an amount different than what was precleared for such securities, the Access Person will not be eligible for pre-clearance under this procedure for the following three quarters, nor will the Access Person be eligible to participate in Personal Trading Days described in Section 9.3.6 of the Code occurring during the same time period.

1.3.1

Exceptions to Pre-clearance Requirement

Pre-clearance is not required for the following transactions:

•

Gifts;

•

Transactions in instruments that are not “Securities”;

•

Transactions in an account over which the Access Person has no direct or indirect influence or control;

•

Transactions effected pursuant to certain automatic investment plans, so long as pre-clearance is obtained for the establishment of, and for any change in, such plan; and

•

Purchases of Securities upon the exercise of rights issued to the Access Person by an issuer pro rata to all holders of a class of its securities, and sales of such rights so acquired.

Please note that a transaction may need to be reported under Section 9.4 below, whether or not pre-clearance was required.

1.1.1

Pre-clearance Form

The Pre Clearance Form (Appendix C) should be used to submit information about a proposed transaction to the CCO.  The CCO will promptly notify each individual of approval or denial in writing.   Approval is valid solely for the period specified by the CCO, unless sooner revoked.  Transactions may not be effected outside of the period specified by the CCO as described above.  Notification from the CCO must be kept strictly confidential.

1.1.2

Grounds for Denying Pre-clearance

The CCO may deny or impose conditions on pre-clearance of any proposed transaction if in the CCO’s opinion it would be, or would appear to be, inconsistent with applicable legal or fiduciary obligations.  Reasons for denying pre-clearance may be confidential, and no reason need be stated.  Reasons for denying pre-clearance may include, but are not limited to:

•

The proposed transaction would occur within a short time before or after any client has traded in the same or a related Security;

•

The proposed transaction would occur while the same or a related Security is under consideration for an transaction in a client account;

•

The Security is to be acquired in an initial public offering or a private placement;

•

breach (or the appearance of breach) of a duty of trust or confidence to the issuer of the Security;

•

Short sales in a security that an Arrowstreet client holds long;

•

Price based limit orders or

•

Large holdings in any one company

The CCO is entitled to take any relevant consideration into account in determining whether to grant or deny pre-clearance.  Among other things, the CCO may determine that pre-clearance is warranted notwithstanding any of the factors listed above if the proposed transaction is unlikely to affect a highly liquid market for the respective Security.  The CCO may revoke a pre-clearance at any time after it is granted and before the transaction is effected.

9.3.4

Short Term Trading

No Access Person may effect opposite way transactions (i.e. buying and selling or short selling and buying) within a 60-calendar day window in any Security of which he or she has Beneficial Ownership.

9.3.5

Personal Risk

Arrowstreet’s compliance procedures may add to the risks involved in trading in short sales or derivative instruments by impeding quick trading decisions often required when trading in these markets.  It is important that each Access Person is aware that any financial losses incurred as a result of denial of pre-clearance or other aspects of Arrowstreet’s compliance policy will not be reimbursed by Arrowstreet.

9.3.6

Personal Trading Days

The Chief Investment Officer may designate from time to time certain days during the calendar year as “Personal Trading Days” where Access Persons (as defined in this Code) will have the opportunity to sell existing positions by submitting proposed security trades for pre-clearance. Selling short or naked selling of derivative instruments such as puts, calls and options are not permitted under this pre-clearance procedure. Personal Trading Days are anticipated to be trade days where, for reasons such as poor market liquidity or the timing of market closings, it would be unlikely that Arrowstreet would hold a trade session to trade its client accounts.  In cases when a Personal Trading Day has been designated, Access Persons must submit a pre-clearance request to the CCO for review in accordance with Section 9.3.2.

9.4

Covered Person Reporting Requirements

9.4.1

Initial and Annual Holdings Reports

No later than 10 days after becoming a Covered Person, whether through outside hiring or internal transfer, and (2) during the month of July each year, every Covered Person shall (except as provided in subsection 9.4.3 below) provide a written report to the Compliance Officer of the following information (which must, respectively, be current (1) not more than 45 days before the date on which the person became a Covered Person and (2) as of June 30 of the respective year), as indicated in the Initial Report of Securities Holdings report (Appendix D):

(a)

The title and exchange ticker symbol or CUSIP number, type of security and number of shares or principal amount of each Security in which the Covered Person had any Beneficial Ownership (alternatively, the Covered Person may request that duplicate brokerage account statements be sent to the attention of the Compliance Officer);

(b)

The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held in which the Covered Person has Beneficial Ownership; and

(c)

The date that the report is submitted by the Covered Person.

Annual holdings certifications may be certified by way of providing a complete and accurate report of Securities to the Compliance Officer or by making available brokerage statements to the Compliance Officer, either through electronic feeds or through providing paper broker statements1. Please refer to the Annual Report of Securities Accounts in Compliance Science (https://secure.complysci.com/PTCC/center-s.aspx) for detailed information on this requirement.

9.4.2

Quarterly Transaction and Broker Account Reports

No later than 30 days after the end of each calendar quarter, every Covered Person shall (except as provided in subsection 9.4.3 below) report to the Compliance Officer the following information, as required in the Quarterly Report of Transactions located in Compliance Science (https://secure.complysci.com/PTCC/center-s.aspx) , as applicable2.

(a)

With respect to each transaction of any type during the quarter in a Security in which the Covered Person had Beneficial Ownership:

(i)

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares or the principal amount of each Security involved;

(ii)

The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

(iii)

The price of the Security at which the transaction was effected;

(iv)

The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)

The date that the report is submitted by the Covered Person.

(a)

With respect to each account maintained by the Covered Person in which any securities (including any that are excluded from the definition of “Security” in Section 9.2 above) were held during the quarter in which the Covered Person had any direct or indirect Beneficial Ownership:

(i)

The name of the account holder

(ii)

Account type (e.g., Roth Ira, 529, etc.)

(iii)

The name of the broker, dealer or bank with which the Covered Person established the account;

(ii)

The date the account was established; and

(iii)

The date that the report is submitted by the Covered Person.

(b)

The Covered Person shall also instruct each such broker, dealer or bank to send copies of all confirmations of trades and periodic account statements directly to the Compliance Officer or set up electronic feeds (where applicable) to the firm’s software vendor allowing systematic receipt of trade confirmations and account statements.

9.4.3

Exception to Reporting Requirements

A Covered Person need not submit any report with respect to transactions effected for, and Securities held in, any account over which the Covered Person has no direct or indirect influence or control or for accounts with automatic investment program purchases.

9.4.4

Review of Reports

The Compliance Officer will review transactions and holdings reports (or data feeds) received within a reasonable time after receipt and will carry out periodic testing procedures designed to provide reasonable assurance that the transactions and holdings reported are not in violation of this Code.  Such procedures will not only review compliance with internal policies but will also review whether personal trades were made at the detriment of client trading activities.  The Compliance Officer is responsible for communicating all potential issues noted to the CCO for further investigation and resolution.

10.

Annual Acknowledgement

The Compliance Officer is responsible for furnishing copies of this Code and all amendments hereto to all Covered Persons.  Annually, each Covered Person is required to sign the Annual Acknowledgement form (Appendix B), which certifies that he or she has read and understood this Code of Ethics and any amendments and that he or she has complied with this Code to date.

11.

Duty to Report Violations

Each person should ask questions, seek guidance, and express any concerns regarding compliance with this Code or any of Arrowstreet’s other policies.  Anyone who believes that any person has engaged or is engaging in conduct that violates applicable law or this Code should promptly report that information to the CCO, the Compliance Officer or the Chief Executive Officer, who in turn must report it to the CCO.  The CCO will be responsible for notifying the Board of Directors and furnishing any information appropriate to address any violation.

12.

Accountability for Violations of this Code

Failure to comply with the standards required by this Code will result in disciplinary action that may include, without limitation, reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, selling of positions, disgorgement of profits, discharge or removal, and restitution.  Certain violations may be referred to public authorities for investigation or prosecution.  Moreover, any supervisor who directs or approves of any conduct in violation of this Code, or who has knowledge of such conduct and does not promptly report it, also will be subject to disciplinary action, up to and including discharge.

13.

Record Keeping

Arrowstreet shall maintain the following records concerning the administration of this Code:

(a)

In an easily accessible place, a copy of this Code of Ethics (and any prior Code of Ethics that was in effect during the past five years);

(b)

A record of any violation of this Code and of any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurs;

(c)

A copy of each report (or brokerage confirmation or statement in lieu of a report) submitted under Section 9 of this Code for a period of five years from the end of the fiscal year in which the report was submitted, provided that for the first two years such reports must be maintained and preserved in an easily accessible place (and, to the extent required by law, such records shall be maintained electronically in an accessible computer database);

(d)

A list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to Section 9 of this Code of Ethics;

(e)

A copy of each report or questionnaire response provided to the board of any investment company client as described in Section 14, for a period of five years following the end of the fiscal year in which the report is made, provided that for the first two years such record will be preserved in an easily accessible place; and

(f)

A written record of any decision, and the reasons supporting any decision, to approve the trade by an Access Person of any security for a period of five years following the end of the fiscal year in which the approval is granted.

A record of the written acknowledgment of the receipt of this Code and of any amendment hereto provided by each person who is or was a Covered Person at any time during the prior five years.

All such records shall be maintained in an easily accessible place which shall, for at least the first two years be Arrowstreet’s principal office.  Electronic records will be maintained on servers accessible by that office.

14.

Review by Board of Directors of Arrowstreet

On an annual basis, the CCO will report to the Board of Directors on:

(a)

Any material change in the definition of Covered Persons with respect to the Code;

(b)      All existing procedures concerning Access Persons’ personal trading activities and any procedural changes made during the past year;

(c)

Any changes to the Code or procedures; and

(d)

A summary of any material violations, not previously reported to the Board of Directors, during the past year where remedial action was taken.

15.

Reports to Mutual Funds Boards

At least annually, the CCO will furnish, upon request, to the board of directors or trustees or compliance office of any Arrowstreet client that is an investment company registered under the 1940 Act a written report that (a) describes any issues arising under the Code or related procedures since the last report to the such board or compliance office, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (b) certifies that Arrowstreet has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

16.

Confidentiality

All information provided to the Compliance Officer pursuant to this Code shall be kept confidential to the extent possible.  However, effective resolution of reported matters, or SEC or other regulatory requirements, may necessitate the disclosure of certain information.

*     *     *

Appendix A

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

DISCLOSURE OF OUTSIDE BUSINESS ACTIVITIES

Name:

/s/

Date:

No Outside Activity to report:

Outside Activity to report:

Name of Company:

Position Held:

Type of Activity:

Compliance Officer Response (If necessary):

Appendix B

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

CODE OF ETHICS AND INSIDER TRADING ANNUAL ACKNOWLEDGEMENT

This acknowledgement is required to be signed by each access person and returned to the Compliance Officer.

I have read and understand the Arrowstreet Capital, Limited Partnership Code of Ethics, including the policies regarding insider trading set forth therein.  I certify that I have to date, complied with and will continue to comply with the Code of Ethics as may be in effect from time to time.  I understand that any violation of the Code of Ethics may lead to sanctions, including dismissal.

(Typing your name after the “/s/” will be considered a valid acknowledgment for this report)

Name:

Date:

Appendix C

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

PRE CLEARANCE FORM (SALES)

Date of Request: _______________________________

Name: _______________________________________

Signature: _____________________________________

I wish to pre-clear the following securities in accordance with the policies and procedures set forth in the Arrowstreet Capital, Limited Partnership Code of Ethics.  I understand that I am required to submit this form to the Compliance Officer and will be notified in writing of approval or denial.  I understand that I am not to trade in the following securities until I have expressly obtained approval from the Compliance Officer and that any such trades shall be subject to the provisions of the Code of Ethics.

PRE-CLEARANCE, FOR SALES ONLY OF EXISTING POSITIONS GRANTED BY THE COMPLIANCE OFFICER WILL BE VALID FOR:

•

TRADING ON _____________________________(date) ONLY; AND ONLY IN THE EXACT AMOUNTS SPECIFIED AS APPROVED BELOW3

Provide Complete Name of Security& Identifier	Quantity	Is this a sale of an existing position? Yes/No*	Provide details of how and when the position was acquired (e.g. held before starting at Arrowstreet, spouse ESOP, gift).	Broker	A/C #, Name	Resolution of Compliance Officer and Date**	Approval Date for Sale

* You must provide the most recent brokerage statement for each security for which pre-clearance is sought indicating that it is a pre-existing position.

** Approval by the Compliance Officer designates that each requested trade has been agreed back to the most recent statement and confirmed as an existing holding eligible for sale in accordance with Arrowstreet’s policy.

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

PRE CLEARANCE FORM (ETF TRANSACTIONS)

Date of Request: _______________________________

Name: _______________________________________

Signature: _____________________________________

I wish to pre-clear the following securities in accordance with the policies and procedures set forth in the Arrowstreet Capital, Limited Partnership Code of Ethics.  I understand that I am required to submit this form to the Compliance Officer and will be notified in writing of approval or denial.  I understand that I am not to trade in the following securities until I have expressly obtained approval from the Compliance Officer and that any such trades shall be subject to the provisions of the Code of Ethics.

PRE-CLEARANCE, FOR TRANSACTIONS ONLY OF APPROVED ETFs GRANTED BY THE COMPLIANCE OFFICER WILL BE VALID FOR:

•

TRADING ON _____________________________(date) ONLY; AND ONLY IN THE EXACT AMOUNTS SPECIFIED AS APPROVED BELOW4

Provide Complete Name of Security& Identifier	Quantity	Broker	A/C #, Name	Resolution of Compliance Officer and Date*	Approval Date for Purchase

* Approval by the Compliance Officer designates that each requested trade has been agreed back to list of approved ETFs for transactions in accordance with Arrowstreet’s policy.

Appendix D

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

INITIAL REPORT OF SECURITIES HOLDINGS

Name: ____________________________________________

Signature: _________________________________

Date: _____________________________

Code of Ethics Reminder:

Arrowstreet’s Code of Ethics prohibits (i) all directors, employees and owners of Arrowstreet and its affiliates (to the extent this Code does not conflict with any such affiliate’s existing compliance program); (ii) any other person that provides investment advice on behalf of Arrowstreet and is subject to Arrowstreet’s supervision and control; and (iii) Designated Consultants from trading either personally or on the behalf of others, while in the possession of material non-public information or communicating material non-public information to the public, or otherwise in contravention of the requirements of the Code of Ethics.

I acknowledge the above reminder and have read and understand the Code of Ethics.   I represent that to the best of my knowledge neither I nor any member of my family, nor any trust, partnership or other entity under my direct or indirect influence or control has violated this policy.

I also hereby confirm that the disclosures contained below are accurate and complete as of _______________.

1.

Complete the table below for each Security for which you have a Beneficial Ownership interest.  (Consult the Code of Ethics for definitions of capitalized terms.) You may choose to attach your brokerage statements in lieu of completing the table below.

Name of Security & Identifier (including interest rate and maturity, if applicable)	Quantity	Current Price (per share)	Broker, Dealer or Bank	A/C #	A/C Name

2.

If not already disclosed above, disclose below all accounts in which you have any Beneficial Ownership interest (including accounts holding investments that are excluded from the term “Security” in the Code of Ethics.)

Broker, Dealer or Bank	A/C#	A/C Name	Date Established	Name of Account Holder	Account Type (e.g. 529, Roth etc.)

Appendix E

Arrowstreet Capital Australia Pty. Ltd. (“ACA”)

ACA is a wholly-owned subsidiary of Arrowstreet Capital Holding LLC that was formed for the purpose of engaging in client relationship management and permitted marketing activities throughout the Asia-Pacific region. ACA is licensed by the Australian Securities and Investments Commission (License No. 377927) to provide general financial product advice to wholesale clients with respect to specific classes of financial products.

Directors, employees and owners of ACA qualify as Covered Persons with respect to the Code.

Section 6.3 of the Code is supplemented, with respect to ACA only, as set forth in the “Conflicts Policy Statement” of ACA dated as of October 27, 2010.

* * *

Appendix F

Arrowstreet Capital Europe Limited (“ACEL”)

ACEL is a wholly-owned subsidiary of Arrowstreet Capital Holding LLC that was formed for the purpose of engaging in client relationship management and permitted marketing activities throughout Europe. ACEL is authorised and regulated in the U.K. by the Financial Conduct Authority to advise on certain investments, arrange deals in investments and make arrangements with a view to transactions in investments.

Directors, employees and owners of ACEL qualify as Covered Persons with respect to the Code.

Section 6.3 of the Code is supplemented, with respect to ACEL only, as set forth in the “Conflicts of Interest Policy and Inventory” of ACEL dated as of December 21, 2010.

* * *

Appendix G

Arrowstreet Capital Ireland Limited (“ACI”)

ACI is a wholly-owned subsidiary of Arrowstreet Capital Holding LLC that was formed for the purpose of serving as the management company for The Arrowstreet Common Contractual Fund (the “CCF”), an open-ended umbrella common contractual fund established as an undertaking for collective investment in transferable securities under the laws of Ireland pursuant to the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations, 2011, as amended, with segregated liability among its sub-funds.  The CCF was established pursuant to a Deed of Constitution entered into by ACI, as management company of the CCF, and BNY Mellon Trust Company (Ireland) Limited, as custodian of the CCF.  Directors, employees and owners of ACI qualify as Covered Persons with respect to the Code.

ACI provides services only to the CCF and its underlying sub-funds. ACI does not have any employees and operates on a delegated basis through its service providers.  ACI has appointed Arrowstreet to act as investment manager and promoter of the CCF. ACI has appointed BNY Mellon Fund Services (Ireland) Limited (the “Administrator”) to act as administrator, registrar and transfer agent of the CCF.

Restrictions on Disclosure of Non-Public Information: It is understood that any information provided by Arrowstreet to the directors of ACI in respect of the CCF in accordance with the business plan in respect thereof shall be deemed to be in compliance with Section 4 of the Code.

Conflicts of Interest: Section 6.3 shall apply to the directors of ACI and, in addition, to (a) each service provider to ACI operating under a delegation arrangement (namely, the Administrator and Arrowstreet); and (b) each other legal or natural person whose services are placed at the disposal and under the control of ACI, including the relevant employees of the Administrator and Arrowstreet (collectively, the “Relevant Persons”).  Section 6.3 of the Code is supplemented as follows with respect to ACI:

i.

Relevant Persons must disclose conflicts of interest directly to the board of directors of ACI (the “ACI Board”) or through the appropriate channels to Arrowstreet’s CCO.

ii.

No direct link may exist between the remuneration of Relevant Persons principally engaged in one activity on behalf of the CCF and the remuneration of different Relevant Persons principally engaged in another activity on behalf of the CCF, where a conflict of interest may arise in relation to those activities;

iii.

Any changes to a service provider’s procedures for managing conflicts having a material effect on ACI or the CCF shall be notified to the ACI Board as soon as possible in advance of implementation.

iv.

Responsibility for conflicts of interest of ACI lies with the ACI Board and the ACI Board relies on Arrowstreet to oversee implementation of Section 6.3 with respect to ACI.

(A)

Arrowstreet’s CCO reports on a quarterly basis to the ACI Board in accordance with this Code and ACI’s business plan in respect of the CCF.  Such reports include a summary of conflicts received from directors of, or service providers to, ACI.

(B)

Arrowstreet’s CCO will record in the “Conflicts Register” of ACI the activities undertaken by or on behalf of ACI in which a conflict of interest entailing a material risk of damage to the interests of the CCF has arisen or may arise.

i.

Where ACI or any of its delegates successfully negotiates the recapture of any portion of the commissions charged by brokers or dealers in connection with transacting in securities for the CCF, the recaptured commission shall be paid to the CCF.

Personal Transactions: In addition to the above, (i) each director of ACI who is not an Access Person shall promptly notify the CCO of Arrowstreet of any personal transaction that he or she enters into and (ii) each Relevant Person shall:

i.

not enter into any personal transaction that:

(A)

such person is prohibited from entering into under Market Abuse (Directive 2003/6/EC) Regulations 2005 (the “Market Abuse Directive”);

(B)

conflicts or is likely to conflict with an obligation of ACI under the Market Abuse Directive; or

(C)

involves the misuse or improper disclosure of confidential information.

i.

not advise or procure, other than in the proper course of his employment or contract for services to ACI, any other person to enter into a transaction in financial instruments which, if a personal transaction of the director, would be covered by (ii) above, or by points (a) or (b) of Article 25(2) of Directive 2006/73/EC (the “MiFID Implementing Directive”), or would otherwise constitute a misuse of information relating to pending orders (including, for example, any attempted market manipulation); and

ii.

not disclose, other than in the normal course of his employment or contract for services to ACI and without prejudice to Article 3(a) of the Market Abuse Directive, any information or opinion to any other person if the Relevant Person knows, or reasonably ought to know, that as a result of such disclosure that other person will or would be likely to:

(A)

enter into a transaction in financial instruments which, if a personal transaction of the Relevant Person, would be covered by paragraph (ii) above, or by parts (a) or (b) of Article 25(2) of the MiFID Implementing Directive or would otherwise constitute a misuse of information relating to pending orders (including, for example, any attempted market manipulation); or

(B)

advise or procure another person to enter into such a transaction.

* * *

Appendix H

Arrowstreet Multi-Strategy Umbrella plc (the “QIF”)

Arrowstreet serves as investment manager of the QIF pursuant to an investment management agreement between Arrowstreet and the QIF.  The directors of the QIF qualify as Covered Persons with respect to the Code, and the Code is supplemented with respect to the QIF as set forth in Appendix I regarding ACI, such that those provisions applicable to ACI as set forth in Appendix I shall apply in respect of the board of the QIF and in all other aspects as applicable.  Moreover, the “Relevant Persons” with respect to the QIF shall consist of (a) the directors of the QIF, (b) each service provider to the QIF operating under a delegation arrangement, and (c) each other legal or natural person whose services are placed at the disposal and under the control of the QIF, including the relevant employees of the service providers to the QIF.

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Appendix I

Arrowstreet US Group Trust

No applicable supplementary information.

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Appendix J

Arrowstreet Capital Global Equity Long/Short Fund Limited

Arrowstreet Capital Global Equity Long/Short Fund (Feeder) Limited

Arrowstreet serves as investment manager of each of Arrowstreet Capital Global Equity Long/Short Fund Limited and Arrowstreet Capital Global Equity Long/Short Fund (Feeder) Limited pursuant to an investment management agreement between Arrowstreet and such entities.  The directors of each of Arrowstreet Capital Global Equity Long/Short Fund Limited and Arrowstreet Capital Global Equity Long/Short Fund (Feeder) Limited qualify as Covered Persons with respect to the Code.

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Appendix K

ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

SELECT SERVICE PROVIDERS5

MARCH 2014

	Entity Name	Service Capacity
1.	Bank of New York Mellon (“BNY Mellon) Asset Servicing

Provider of back-office services including portfolio valuation, recordkeeping, reconciliation, trade settlement and performance for purposes of the firm’s internal trading records in respect of separately managed accounts and private funds.

2.	Institutional Shareholder Services (“ISS”)

Third party outsourced proxy voting service provider for separately managed accounts (at their request) and Arrowstreet Private Funds[6]

Third party claims monitoring service provider for certain Arrowstreet Private Funds.

3.	BNY Mellon Trust Company (Ireland) Limited	Custodian, Arrowstreet Multi-Strategy Umbrella, PLC Custodian, Arrowstreet Common Contractual Fund
4.	BNY Mellon Fund Services (Ireland) Limited	Administrator, Arrowstreet Multi-Strategy Umbrella, PLC Administrator, Arrowstreet Common Contractual Fund
5.	The Bank of New York Mellon	Trustee, Administrator and Custodian, Arrowstreet US Group Trust
6.	Citco Fund Services	Administrator, Arrowstreet Capital Global Equity Long/Short Fund Limited Administrator, Arrowstreet Capital Global Equity Long/Short (Feeder) Fund Limited
7.	Deloitte & Touche LLP	Auditor, Arrowstreet Multi-Strategy Umbrella, PLC Auditor, Arrowstreet Common Contractual Fund Auditor, Arrowstreet US Group Trust
8.	KPMG LLP

Auditor, Arrowstreet Capital Holding LLC

Auditor, Arrowstreet Capital GP LLC

Auditor, Arrowstreet Capital, Limited Partnership

Auditor, Arrowstreet Capital Global Equity Long/Short Fund Limited

Auditor, Arrowstreet Capital Global Equity Long/Short (Feeder) Fund Limited

9.	UBS AG UBS Securities LLC

Custodian and Prime Broker, Arrowstreet Multi-Strategy Umbrella, PLC

Custodian and Prime Broker, Arrowstreet US Group Trust

Custodian and Prime Broker, Arrowstreet Capital Global Equity Long/Short Fund Limited

10.	JP Morgan Clearing Corp.	Custodian and Prime Broker, Arrowstreet Capital Global Equity Long/Short Fund Limited

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Footnotes

1      See guidance for this methodology as described in Investment Adviser Code of Ethics; Final Rule, Advisers Act Release No. IA-2256 (July 2, 2004) n.32.

2

Covered Persons who provide copies of confirmations of trades and periodic brokerage statements to the Compliance Officer need only certify that no other Securities transactions took place during the quarter, provided that such confirmations and periodic statements (i) are provided to the Compliance Officer by the deadline required for the quarterly report in which the transactions or brokerage accounts must be reported and (ii) include all information required under Section 9.4.2 of this Code.

3 Upon completion of approved trades you are requested to provide proof of the effected transactions (trade confirms, brokerage statements).

4 Upon completion of approved trades you are requested to provide proof of the effected transactions (trade confirms, brokerage statements).

5 The list of Selected Service Providers is not intended to be exhaustive but rather represents certain entities with significant business relationships with Arrowstreet, its affiliates or Arrowstreet Private Fund, for Covered Persons to consider when evaluating potential conflicts.

6 Arrowstreet Private Funds is defined as, collectively, the funds/ sub-funds of Arrowstreet Multi-Strategy Umbrella, PLC, Arrowstreet US Group Trust, Arrowstreet Common Contractual Fund, Arrowstreet Capital Global Equity Long/Short Fund Limited, and Arrowstreet Capital Global Equity Long/Short (Feeder) Fund Limited.